INDEPENDENT AUDITORS' CONSENT


Oppenheimer Zero Coupon U.S. Treasuries Trust:


We consent to the use in Post-Effective Amendment No. 17 to Registration Statement No. 2-94658, Post-Effective Amendment No. 13 to Registration Statement No. 33-3064, Post-Effective Amendment No. 11 to Registration Statement No. 33-14018, Post-Effective Amendment No. 10 to Registration Statement No. 33-21468, Post-Effective Amendment No. 9 to Registration Statement No. 33-28370, and Post- Effective Amendment No. 8 to Registration Statement No. 33-34636, on Form S-6, of our reports dated February 10, 1998 relating to the financial statements, including the related portfolios, of Oppenheimer Zero Coupon U.S. Treasuries Trust, Series A, B, C, D, E and F and our report dated February 6, 1998 relating to the statement of financial condition of OppenheimerFunds Distributor, Inc., appearing in the Prospectus, which is a part of such Registration Statements, and to the reference to us under the heading "Auditors" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 27, 1998





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